Exhibit 10.2

CONSULTING AGREEMENT

This Copyright Transfer Agreement (“Agreement”) is made and entered into on September 12, 2025, by and between:

B&W Capital Group LLC, a first-class American company registered in Delaware.(“Party A” or the “Consultant”), and

Professional Diversity Network, Inc., a Delaware corporation listed on the Nasdaq Capital Market in the United States (“Party B” or the “Company”).

WHEREAS, Party B desires to expand its business sectors into Web3.0 digital copyright monetization and related asset-backed product offering, including multiple music works as future WEB3.0 real-world asset digital monetization products (RWA) and as digital copyright trading products for its WEB3.0 investment banking business;

THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1. Engagement of Services

1.1 The Company hereby engages the Consultant to provide strategic, business development, capital markets advisory, investor relations, and such other consulting services as may reasonably be requested by the Company’s management or board of directors (the “Board of Directors”) from time to time (collectively, the “Services”).

1.2 The Consultant accepts such engagement and agrees to perform the Services diligently and in good faith.

2. Compensation and Stock Issuance

2.1 As full consideration (the “Consideration”) for the Services, the Company shall issue to the Consultant Five Hundred and Fifty Thousand (550,000) shares of the Company’s common stock (the “Shares”).

2.2 The Shares shall be issued within 7 business days following the execution of this Agreement. Any issuance of the Shares shall be effected by book-entry through the transfer agent of the Company, in accordance with customary settlement procedures of The Nasdaq Stock Market LLC (the “Nasdaq”).

2.3 Party A understands and acknowledges that the securities being issued are “restricted securities” under applicable federal and state securities laws and may not be sold, transferred, assigned, pledged or otherwise disposed of unless they are registered under the Securities Act of 1933, as amended (the “Securities Act”), and subject to approval of the Board of Directors of the Company and compliance with the applicable requirements of the Nasdaq, including but not limited to Listing Rule 5635 and applicable state laws or an exemption from such registration is available. Notwithstanding anything herein to the contrary, the Company shall not issue to Party A, and Party A shall not be entitled to receive, a number of Shares pursuant to this Agreement which, when aggregated with all other issuances of common stock of the Company to Party A under this Agreement or otherwise, would exceed 19.99% of the Company’s outstanding common stock as of September 11, 2025 (the “Cap”), unless and until the Company obtains the requisite shareholder approval as required by Nasdaq Listing Rule 5635. For the avoidance of doubt, any portion of the Consideration that cannot be satisfied in Shares due to the Cap shall instead be payable in cash in an amount agreed by both parties in written. The Company’s transfer agent shall be entitled to rely upon written instructions from the Company in enforcing this provision.

2.4. Accredited Investor Status. Party A hereby represents and warrants that (i) it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, and (ii) it is acquiring the securities for its own account and not with a view to or for sale in connection with any distribution of the securities in violation of the Securities Act. Party A acknowledges that the securities were not offered to it by means of any general solicitation or public advertising.

2.5 The Shares will be subject to restrictions on transfer and resale under the Securities Act and applicable state securities laws.

3. Term

The term of this Agreement shall commence on the Effective Date and shall continue for a period of 12 months, unless terminated in accordance with Section 7 of this Agreement.

4. Independent Contractor

The Consultant is retained as an independent contractor. Nothing in this Agreement shall be construed to create an employer-employee relationship, partnership, or joint venture between the Company and the Consultant.

5. Confidentiality

5.1 Confidentiality Obligation. Each Party shall maintain the confidentiality of this Agreement shall maintain the confidentiality of this Agreement and any non-public information received from the other Party in connection herewith (“Confidential Information”). Neither Party shall disclose Confidential Information without the prior written consent of the other, except (a) to the extent required by applicable law, regulation, or court order, or (b) by Party B in connection with its obligations to make disclosures under the rules of the U.S. Securities and Exchange Commission (the “SEC”) or the Nasdaq, including, without limitation, the filing of a Current Report on Form 8-K to disclose the execution of this Agreement and the transactions contemplated herein, the filing of this Agreement as an exhibit to such report or Party B’s periodic reports, and the submission of this Agreement as a part of the Listing of Additional Shares (LAS) Notification to Nasdaq.

5.2 Survival. This confidentiality obligation shall survive termination or expiration of this Agreement.

6. Force Majeure

If either Party is prevented from performing its obligations hereunder by reason of fire, flood, earthquake, epidemic, pandemic, war, governmental action, labor dispute, or any other event beyond its reasonable control (“Force Majeure”), such Party shall promptly notify the other Party and shall be excused from performance during the period of delay caused by such event. Performance shall resume as soon as practicable after the Force Majeure event has ceased.

7. Breach of Contract

7.1 Good Faith. Both Parties shall perform this Agreement in good faith.

7.2 Remedies. If a Party breaches this Agreement and causes loss to the other, the non-breaching Party shall be entitled to seek all remedies available at law or in equity.

7.3 Delayed Payment. If Party B fails to pay any cash portion, if applicable, of the Consideration when due, Party B shall pay Party A liquidated damages at the rate of 0.1% per day of the unpaid amount until paid in full, subject to applicable law.

7.4 Failure to Cure. If Party A fails to cure a breach within the period specified by Party B in written notice, Party B may terminate this Agreement and recover any damages incurred prior to termination.

8. Dispute Resolution

8.1 Negotiation. The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement through amicable consultation.

8.2 Jurisdiction. If no resolution is reached within a reasonable period, either Party may submit the dispute to the state or federal courts located in the State of Delaware, which shall have exclusive jurisdiction. Each Party irrevocably consents to such jurisdiction and venue.

9. Miscellaneous

9.1 Entire Agreement. This Agreement (together with its annexes) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations and understandings.

9.2 Amendment. No amendment or modification of this Agreement shall be valid unless in writing and signed by both Parties.

9.3 Counterparts. This Agreement may be executed in counterparts (including by electronic signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

9.5 Prevailing Party. In the event of a litigation arising out of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs incurred for such litigation.

9.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Party B may assign this Agreement or any rights or obligations hereunder without the prior written consent of Party A.

9.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

9.8 Further Assurances. Party A shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Party B may reasonably request to the extent necessary to effectively carry out the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Party A: B&W Capital Group LLC (Signature)

By: /s/ Ting Yang Cao

Name: Ting Yang Cao

Title: Chief Executive Officer

Date: September 12, 2025

Party B: Professional Diversity Network, Inc. (Signature)

By: /s/ Xun Wu

Name: Xun Wu
Title: Chief Executive Officer
Date: September 12, 2025